Deloitte & Touche LLP
5140 Yonge Street, Suite 1700
Toronto, ON M2N 6L7
Canada

Tel:(416) 601 6150
Fax:(416) 229 2524
www.deloitte.ca

                                                  DELOITTE
                                                  &TOUCHE


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-3 of SoftQuad Software, Ltd. (the "Company") of our report dated November 2, 2000, except for Note 12, which is as of November 20, 2000, relating to the consolidated balance sheets of SoftQuad Software Inc. as at September 30, 2000 and 1999, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended September 30, 2000 and 1999, and for the nine-month period ended September 30, 1998, which report appears in the Company's Current Report on Form 10-KSB, filed on December 29, 2000, and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Ontario
December 29, 2000